Exhibit 99.B(e)(iv)

Appendix A

to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Funds Services LLC

This Appendix A is amended and restated effective as of September 19, 2017

Investment Company	Series	Date Added
Baillie Gifford Funds	International Equity Fund	February 27, 2015
	EAFE Fund	February 27, 2015
	EAFE Choice Fund	February 27, 2015
	EAFE Pure Fund	February 27, 2015
	Emerging Markets Fund	February 27, 2015
	Emerging Markets Bond Fund	February 27, 2015
	Global Alpha Equity Fund	February 27, 2015
	The U.S. Equity Growth Fund	February 27, 2015
	Long Term Global Growth Equity Fund	February 27, 2015
	The Asia Ex Japan Fund	April 29, 2016
	The Global Select Equity Fund	September 19, 2017
	The International Concentrated Growth Fund	September 19, 2017
	The Positive Change Equity Fund	September 19, 2017

BAILLIE GIFFORD FUNDS, on behalf of
each of its series as set forth above

By	/s/ Gareth Griffiths

Name:	Gareth Griffiths

Title:	Secretary and Chief Legal Officer

BAILLIE GIFFORD FUNDS SERVICES LLC

By	/s/ David Salter

Name:	David Salter

Title:	Chairman

[Amended and Restated Appendix A to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Funds Services LLC]